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                                                                     EXHIBIT 2.3


                           CONFIDENTIALITY AGREEMENT


          THIS CONFIDENTIALITY AGREEMENT ("Agreement") entered into as of January 14, 1999, between Wisconsin Energy Corporation, a Wisconsin corporation ("WEC"), and WICOR, Inc., a Wisconsin corporation ("WICOR").

                                    RECITALS

          A. WEC and WICOR are each prepared to furnish the other with certain information to assist in making an evaluation of a possible business transaction between WEC and WICOR (the "Proposed Transaction").

          B. As a condition to each party furnishing such information to the other party, WEC and WICOR have each agreed, as set forth below, to treat confidentiality certain information about the other party and its properties and operations and otherwise to take or abstain from taking certain other actions.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. All information about a party (the party furnishing or on whose behalf information is furnished is referred to herein as the "Source") furnished by such party or its Representatives (as defined below) to the other party (the party receiving information is hereinafter referred to as the "Recipient"), whether furnished before or after the date hereof, whether oral or written, regardless of the manner in which it is furnished (and including information about the Source that the Recipient learns in the course of any investigation of the Source pursuant to access the Source has given), is referred to in this Agreement as "Evaluation Information." Without limitation, Evaluation Information includes any and all data, reports, analyses, compilations, studies, projections, forecasts, records and all other financial, technical, commercial or other information concerning the business and affairs of the Source furnished by the Source or its Representatives and all analyses, compilations, studies or other material prepared by the Recipient or its Representatives containing or based on, in whole or in part, any information furnished by the Source or its Representatives. Evaluation Information does not include, however, information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, (b) was available to the Recipient on a nonconfidential basis prior to its disclosure by the Source or its Representatives or (c) becomes available to the Recipient on a nonconfidential basis from a person, other than the Source or its Representatives, who is not known by the Recipient to be otherwise bound by a confidentiality agreement with the Source or any Representative of the Source or to be otherwise under an obligation to the Source or any Representative of the Source not to transmit the information to the Recipient. As used in this Agreement, the term "Representative" means, as to any person, such person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants), controlling persons and lenders. As used in this Agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

          2. Except as required by law, unless otherwise agreed to in writing by the Source, the Recipient agrees (a) to keep all Evaluation Information confidential and not to disclose or reveal any Evaluation Information to any person other than its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know the Evaluation Information for the purpose of evaluating the Proposed Transaction and to cause those persons to observe the terms of this Agreement, (b) to use Evaluation Information only for purposes in connection with the Recipient's evaluation of the Proposed Transaction or the consummation of the Proposed Transaction and not to use Evaluation Information for any other purpose and (c) not to disclose to any person any information (other than any disclosure or other use of the Evaluation Information to which the Source consents in
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advance in writing) about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Evaluation Information has been made available to the Recipient or its Representatives, except that the Recipient may disclose such information to those of its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Transaction, with it being understood that
(i) the Recipient will inform such Representatives of this Agreement, and such Representatives shall agree to observe, and the Recipient shall cause such Representatives to observe, the terms of this Agreement, (ii) the Recipient shall maintain a list of those to whom such Evaluation Information has been disclosed, which list shall be presented to the Source on request and (iii) in any event the Recipient shall be jointly and severally responsible for any breach of the terms of this Agreement by its Representatives.

          3. In the event that the Recipient or its Representatives are requested pursuant to, or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigation demand or similar process) to disclose any Evaluation Information or any other information concerning the Source or the Proposed Transaction, the Recipient will provide the Source with prompt notice of such request or requirement to enable the Source to seek an appropriate protective order or other remedy, to consult with the Recipient with respect to the Source's taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Recipient or any of its Representatives is nonetheless, in the reasonable written opinion of the Recipient's counsel, compelled to disclose Evaluation Information, then the Recipient or such Representative may disclose such Evaluation Information; provided that the Recipient shall use reasonable efforts to obtain, at the request of the Source, an order or other reasonable assurance that confidential treatment will be accorded to such portion of the Evaluation Information required to be disclosed as the Source designates.

          4. If the Recipient is advised by legal counsel that information disclosed in the Evaluation Information must otherwise be disclosed in accordance with applicable law or legal process, including disclosures necessary for the Recipient to comply with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, then such disclosures shall contain only those disclosures that the Recipient is legally compelled to disclose and shall be made at the latest time practicable consistent, in the opinion of the Recipient's counsel, with its obligations under the Exchange Act or other applicable law; provided that any disclosure required to be made by law or legal process shall first be disclosed to the Source in the form proposed to be otherwise disclosed at least three business days prior to making such disclosure (unless, Recipient reasonably believes, based upon advice of counsel, that disclosure must be made without delay, in which case Recipient shall advise the Source of such disclosure as promptly as possible. The Recipient shall cooperate with the Source so that the necessary disclosures may be made in a manner reasonably acceptable to the Source.

          5. Each party also agrees that, while the parties are negotiating the Proposed Transaction and for a period of two years after such negotiations have terminated, neither it nor any of its Representatives (acting on its behalf) will, without the prior written consent of the other party:

               (a) Acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act) of any voting securities or direct or indirect rights to acquire any voting securities of the other party or any subsidiary or affiliate thereof, or of any successor to or person in control of the other party, or any assets of the other party or any subsidiary, division or affiliate thereof or of any such successor or controlling person.

               (b) Make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the other party.

               (c) Make any public announcement with respect to, or submit a proposal for, or offer of (without or without conditions) any extraordinary transaction involving the other party or any of its securities or assets.

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               (d) Form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing.

               (e) Otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the other party.

               (f) Disclose any intention, plan or arrangement inconsistent with the foregoing.

               (g) Advise, assist or encourage any other persons in connection with any of the foregoing.

               (h) Request the other party, its board of directors or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

               (i) Take any action that might require the other party to make a public announcement regarding the possibility of an extraordinary transaction involving the other party or any of its securities or assets.

               (j) File any application with any regulatory authority seeking approval or authority in connection with any action described above.

Each party represents to the other that, as of the date hereof, neither it, its subsidiaries, nor its Chief Executive Officer owns any shares of common stock of the other party other than in a fiduciary capacity. Each party has confirmed with its Chief Executive Officer that the Chief Executive Officer is not aware that its officers or directors in the aggregate own more than 100,000 shares of the other.

          6. If either party determines that it does not wish to proceed with the Proposed Transaction, then it will advise the other party of that decision. In that case, or in the event that either party, in its sole discretion, at any time so requests or the Proposed Transaction is not consummated, each party will, upon the other's request, promptly return to the Source all Evaluation Information (and all copies thereof) in the Recipient's possession or in the possession of its Representatives, and the Recipient will destroy all copies of any analyses, compilations, studies or other material prepared by it or for its use containing or reflecting any Evaluation Information, in each case without retaining a copy thereof. The Recipient will also provide the Source with a certificate in writing of an authorized officer who has supervised its compliance with this paragraph that confirms such compliance. The return to the Source and/or destruction of such documents shall in no event relieve the Recipient or its Representatives of any obligations of confidentiality contained herein respecting such Evaluation Information.

          7. Each party acknowledges as Recipient that none of the Source, any of its Representatives or the respective officers, directors, employees, agents or controlling persons of such Representatives makes any express or implied representation or warranty as to the accuracy or completeness of any Evaluation Information, and each party agrees that none of such persons shall have any liability to the Recipient or any of its Representatives relating to or arising from the Recipient's or their use of any Evaluation Information or for any errors therein or omissions therefrom. Each party also agrees that the Recipient is not entitled to rely on the accuracy or completeness of any Evaluation Information and that it shall be entitled to rely solely on such representations and warranties regarding Evaluation Information as may be made to the Recipient in any definitive acquisition agreement relating to the Proposed Transaction, subject to the terms and conditions of such agreement. For purposes of this Agreement, the term "definitive acquisition agreement" does not include an executed letter of intent or any other preliminary written agreement, nor does it include any written or oral acceptance of an offer or bid on the Recipient's part.

          8. Until the earliest of (a) consummation of the Proposed Transaction, (b) consummation by a third party of a transaction with the other party that is similar to the Proposed Transaction or (c) three years from the date of this Agreement, each party agrees on its behalf and on behalf of its Representatives not to initiate or maintain contact with an officer, director, employee or agent of the other party or its subsidiaries, other than (CEO) (or his designee(s)) in the case of WEC and (CEO) (or his designee(s)) in the case of WICOR, regarding is business, operations, prospects or

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finances except for those contacts made in the ordinary course of business and except with the express permission of the other. It is understood that such contact (or his designee(s)) will arrange for the appropriate contacts for due diligence purposes. It is further understood that all (a) communications regarding the Proposed Transaction, (b) requests for additional information and
(c) requests for access to facilities or management meetings will be submitted and directed to such contact (or his designee(s)).

          9. Each party agrees that, without the prior written consent of the other party, it will not, while the parties are negotiating the Proposed Transaction and for a period of two years after such negotiations have terminated, solicit for employment or hire (whether as an employee, officer, director, agent, consultant or independent contractor) any of the other's officers or directors, or officers or directors of the other's subsidiaries, or any persons immediately and directly reporting to such officers or directors. The term "solicit for employment" includes any communication (written or oral) from or initiated by a party or its Representatives, or any search or other recruitment entity or person employed by the party, to any employee of the other party.

          10. Each party agrees that no contract or agreement providing for the Proposed Transaction or any similar transaction shall be deemed to exist between it and the other party unless and until a definitive acquisition agreement has been executed and delivered, and each party hereby waives, in advance, any claims (including, without limitation, breach of contract) in connection with a transaction unless and until the parties have executed such definitive acquisition agreement. Each party further agrees that, unless and until a definitive acquisition agreement has been executed and delivered, neither the other party nor its Representatives have any legal obligation of any kind whatsoever with respect to any such transaction by virtue of this Agreement or any other written or oral expression with respect to such transaction except in the case of this Agreement for the matters specifically agreed to herein (and except for obligations under any other written agreements between parties expressly intended to be binding).

          11. Without limitation, each party understands that the other party, in its sole and absolute discretion, will have the right at any time to terminate the other's evaluation of the Proposed Transaction and to reject any or all proposals relating to the Proposed Transaction for any reason without explanation and without liability. Further, neither party is under any duty or obligation to provide the other party or its Representatives with access to any information. The investigation and evaluation by each party and its Representatives is entirely at its own expense and risk.

          12. Without prejudice to the rights and remedies otherwise available to the other party, each party agrees that money damages would not be a sufficient remedy for any breach of this Agreement by it or its Representatives and that the other party shall be entitled to specific performance and to injunctive or other equitable relief as remedies if it or any of its Representatives breach or threaten to breach any of the provisions of this Agreement, and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

          13. Each party agrees to indemnify and hold the other party and its Representatives harmless from and against any and all loss, damage, cost or expense (including reasonable attorneys' fees and disbursements) resulting from or arising out of its breach or threatened breach of any covenant or agreement made by it herein.

          14. It is further understood and agreed that no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

          15. In addition, each party acknowledges that it is aware (and that its Representatives who are apprised of this matter have been or will be advised by it) that the United States securities laws restrict the purchase and sale of securities by persons who possess certain nonpublic information relating to the issuer of such securities and prohibit the communication of such nonpublic information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          16. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts executed in and to be performed in that state.

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          17.  Any assignment or attempted assignment of this Agreement by any party without the prior written consent of the other party shall be void.

          18. This Agreement contains the entire agreement between the parties concerning confidentiality of the Evaluation Information, and no modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party unless evidenced in writing executed by each of the parties.

          19. Each of the parties agrees that it and any entities in which it owns 50% or more of the equity shall be bound by the terms hereof and that it will implement appropriate procedures to assure such compliance.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                      WISCONSIN ENERGY CORPORATION
                                      ("WEC")

                                      By       /s/ Richard A. Abdoo
                                         --------------------------------------
                                      Its  Chairman and Chief Executive Officer
                                         --------------------------------------


                                      WICOR,INC.("WICOR")



                                      By       /s/ George E. Wardeberg
                                         --------------------------------------
                                      Its  Chairman and Chief Executive Officer
                                         --------------------------------------

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